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                                  UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2002


                         LINCOLN ELECTRIC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


        Ohio                         0-1402                   34-1860551
(State of incorporation)     (Commission File Number)       (IRS Employer
                                                        Identification Number)


      22801 St. Clair Avenue, Cleveland, OH                      44117
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (216) 481-8100

                                       N/A
          (Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure.

The Company is currently engaged in a private placement of senior unsecured notes (the "Notes"). The issuers of the Notes will be the Company and its wholly owned subsidiary, The Lincoln Electric Company, as co-borrowers. The Notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The total offering is anticipated to be approximately $150,000,000, with maturities ranging between five to ten years. Interest rates are anticipated to be fixed based on a spread over U.S. Treasury securities corresponding to the average life of the Notes. The offering of the Notes is through a private placement being managed by a private placement agent.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     THE LINCOLN ELECTRIC COMPANY



                                     By: /s/ H. Jay Elliott
                                         H. Jay Elliott
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer

                                         Date:  February 12, 2002